EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-107041 on Form S-8 of our report dated June 21, 2018 appearing in this Annual Report on From 11-K of United Fire Group 401(k) Plan included for the year ended December 31, 2017.

/s/ CliftonLarsonAllen LLP
CliftonLarsonAllen LLP

Charlotte, North Carolina
June 21, 2018